UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 8, 2005

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Atrium Drive
Somerset, NJ 08873
(Address and zip code of principal executive offices)

(732) 748-1700
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: Form 8-K Amendment.

TeamStaff, Inc. has filed to amend its Form 8-K previously filed on June 10, 2005 to include the financial statements and pro forma financial statements relative to its acquisition of RS Staffings Services, Inc. that were not contained in the original filing and in the exhibits attached to the Form 8-K filed on June 10, 2005.

Item 9.01    Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

1. Financial Statements of RS Staffing Services, Inc. for the period ended December 31, 2004 together with report of Independent Auditing Firm

Independent Auditors Report	F-1
Balance Sheet	F-2
Statement of Income	F-4
Statement of Changes In Stockholders' Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-8
2. Unaudited Financial Statements of RS Staffing Services, Inc. as of March 31, 2005
Historical Balance Sheet as of March 31, 2005 (Unaudited)	F-16
Historical Quarterly Income Statements for the Three Months ended March 31, 2005 and March 31, 2004 (Unaudited)	F-17
Historical Quarterly Cash Flows for the three months ended March 31, 2005 and March 31, 2004 (Unaudited)	F-18
Notes to Historical Financial Statements	F-19
(b) Pro Forma Financial Information prepared as of March 31, 2005
Introduction and Notes	F-26
Pro Forma Balance Sheet as of March 31, 2005 (Unaudited)	F-27
Pro Forma Income Statement for the Six Months Ended March 31, 2005 (Unaudited)	F-28
Pro Forma Income Statement for the Twelve Months Ended September 30, 2004 (Unaudited)	F-29

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By: /s/ James D. Houston
Name: James D. Houston Title: Vice President of Business and Legal Affairs/General Counsel Date: August 11, 2005

                                 [HA & W LOGO]
               Certified Public Accountants and Business Advisors

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Shareholders'
   of RS Staffing Services, Inc.

We have audited the accompanying balance sheet of RS STAFFING SERVICES, INC. (a
Georgia Corporation) as of December 31, 2004, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RS STAFFING SERVICES, INC. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

February 18, 2005

                           Habif, Arogeti & Wynne, LLP
         Glenridge Highlands Two o 5565 Glenridge Connector o Suite 200
    Atlanta, Georgia 30342 o 404.892.9651 o Fax 404 876.3913 o www.hawcpa.com
              An Independent Member of Baker Tilly International o
                          Certified Public Accountants

                                      F-1

                           RS STAFFING SERVICES, INC,
                                  BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS
                                     ------

Current assets
--------------
     Cash                                                           $   592,346
     Accounts receivable - trade, net                                 5,342,282
     Accounts receivable - stockholders                                   5,792
     Accounts receivable - related party                                  8,044
     Prepaid expenses                                                   439,056
     Deferred income taxes                                               71,453
                                                                    -----------
         Total current assets                                         6,458,973
                                                                    -----------
Property and equipment, at cost
-------------------------------
  Computer equipment                                                    196,124
  Furniture and fixtures                                                 18,752
  Leasehold improvements                                                 44,625
  Machinery and equipment                                                55,947
  Vehicles                                                              199,993
                                                                    -----------
                                                                        515,441
  Accumulated depreciation                                             (193,331)
                                                                    -----------
                                                                        322,110
                                                                    -----------
Other assets
------------
  Marketable securities                                                  21,320
  Deferred income taxes, net of current portion                          41,639
  Intangible asset, net of accumulated amortization of $36,311           44,351
                                                                    -----------
                                                                        107,310
                                                                    -----------
                                                                    $ 6,888,393
                                                                    ===========

                   See auditors' report and accompanying notes

                                      F-2

                           RS STAFFING SERVICES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2004

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
-------------------
   Accounts payable                                                   $  326,440
   Accrued expenses                                                    1,344,577
   Payroll taxes payable                                                 288,941
   Income taxes payable                                                   25,016
   Line of credit                                                      2,828,011
   Notes payable                                                         365,849
   Current portion of long-term debt                                     123,488
                                                                      ----------

          Total current liabilities                                    5,302,322
                                                                      ----------

Long term liabilities
---------------------
   Long term debt, net of current portion                                149,573
                                                                      ----------

Stockholders' equity
--------------------
   Common stock, no par value, 500 shares authorized,
         issued and outstanding                                              500
   Accumulated other comprehensive income                                    110
   Retained earnings                                                   1,435,888
                                                                      ----------
                                                                       1,436,498
                                                                      ----------
                                                                      $6,888,393
                                                                      ==========

                   See auditors' report and accompanying notes

                                      F-3

                           RS STAFFING SERVICES, INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2004

Net sales                                                          $ 41,193,331

Cost of sales                                                        35,121,222
                                                                   ------------

       Gross profit                                                   6,072,109

Selling, general and administrative expenses                          4,882,736
                                                                   ------------

         Income from operations                                       1,189,373
                                                                   ------------

Other income (expense)
  Interest expense                                                     (149,860)
  Gain on sale of property and equipment                                  3,191
  Loss on sale of marketable securities                                    (140)
  Other income                                                           21,447
  Settlement loss                                                      (186,823)
                                                                   ------------
         Total other expense                                           (312,185)
                                                                   ------------
         Income before income taxes                                     877,188

         Income tax expense                                             255,590
                                                                   ------------

            Net income                                             $    621,598
                                                                   ============

                   See auditors' report and accompanying notes

                                       F-4

                           RS STAFFING SERVICES, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2004



                                                                   Accumulated
                                                                       Other                              Total
                                          Common      Common       Comprehensive      Retained        Stockholders'
                                          Shares      Stock        Income (Loss)      Earnings           Equity
                                        ---------- ------------ ------------------ --------------- -------------------

Balance, January 1, 2004                     500     $   500       $     (3,764)     $   814,290      $    811,026

Net income                                     -           -                  -          621,598           621,598

Other comprehensive income:
Unrealized holding gains arising
during period                                  -           -              3,874                -             3,874
                                        --------     -------       ------------      -----------      ------------
Balance, December 31, 2004                   500     $   500       $        110      $ 1,435,888      $  1,436,498
                                        ========     =======       ============      ===========      ============


                   See auditors' report and accompanying notes

                                       F-5

                           RS STAFFING SERVICES, INC,
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                           Increase (Decrease) in Cash



Cash flows from operating activities
------------------------------------

    Net income                                                                                $   621,598
                                                                                              -----------
    Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                                           132,208
          Deferred taxes                                                                          163,247
          Loss on disposal of property and equipment                                               (3,191)
          Gain on sale of marketable securities                                                       140
          Changes in assets and liabilities:
             Accounts receivable - trade                                                       (1,319,783)
             Accounts receivable - stockholders                                                       (16)
             Accounts receivable - affiliates                                                     146,067
             Accounts receivable - related party                                                   (8,044)
             Accounts receivable - other                                                           28,510
             Income tax receivable                                                                123,528
             Prepaid expenses                                                                     387,152
             Accounts payable                                                                      (8,597)
             Accrued expenses                                                                     102,548
             Payroll taxes payable                                                                 76,012
             Income taxes payable                                                                  20,030
                                                                                              -----------

                 Total adjustments                                                               (160,189)
                                                                                              -----------

                            Net cash provided by operating activities                             461,409
                                                                                              -----------

Cash flows from investing activities
------------------------------------
  Web site development costs                                                                      (15,299)
  Acquisition of property and equipment                                                           (84,642)
  Proceeds from sale of property and equipment                                                     23,758
                                                                                              -----------

      Net cash used by investing activities                                                       (76,183)
                                                                                              -----------

Cash flows from financing activities
------------------------------------
  Net proceeds on line of credit                                                                  550,368
  Proceeds from long-term debt                                                                    404,873
  Principal payments on long-term debt                                                           (336,362)
  Payments on notes payable                                                                      (395,843)
                                                                                              -----------

      Net cash provided by financing activities                                                   223,036
                                                                                              -----------

         Net increase in cash
                                                                                                  608,262

Cash overdraft, beginning of year                                                                 (15,916)
                                                                                              -----------

         Cash, end of year                                                                    $   592,346
                                                                                              ===========


                   See auditors' report and accompanying notes

                                      F-6

                           RS STAFFING SERVICES, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------
                                                                    Amount
                                                                 ------------
    Cash paid during the year for interest                         $145,588
    Cash paid during the year for taxes                              77,903

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
------------------------------------------------------

The Company acquired property and equipment valued at $146,134 by financing the purchase with installment loans.

The Company issued a note payable for their workers' compensation insurance premiums. See Note E for additional information.

                   See auditors' report and accompanying notes

                                      F-7

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE A
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------------------------------------------

Nature of Operations:
---------------------

RS Staffing Services, Inc. (the Company) was incorporated in 1997, The Company is a contractor engaged in providing professional, administrative, and industrial support personnel to various government agencies and a commercial company at various locations throughout the United States.

Revenue Recognition:
--------------------

Revenues are generated as services are provided under fixed labor rates as specified in contracts with customers. Related costs are recognized as incurred.

Use of Estimates:
-----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Estimates are used for, but not limited to, the accounting for doubtful account, depreciation, taxes, insurance, and contingencies. Actual results could differ from those estimates.

Cash in Excess of FDIC Limits:
------------------------------

The Company maintains cash balances at a financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per
institution. From time to time, the Company's cash balance exceeds such limits.
The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risks on cash.

Property and Equipment:
-----------------------

Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts and any resulting gain or loss is included in operations.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

     Computer equipment                                     3 years
     Furniture and fixtures                                 7 years
     Leasehold improvements                       Life of the lease
     Machinery and equipment                                3 years
     Vehicles                                               5 years

Depreciation expense for the year ended December 31, 2004, was $105,798.

                                      F-8

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE A

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
------------------------------------------------------

Intangible asset:
-----------------

In accordance with Accounting for the Costs of Computer Software Developed or
Obtained for Internal Use (SOP 98-1), web site development costs were capitalized as an intangible asset. The web site development costs capitalized totaled $15,299 for the year ended December 31, 2004. The capitalized costs are being amortized over a three year period and the related amortization expense for the year ended December 31, 2004 was $26,410.

Future amortization for the years ended December 31, are:

          2005                                     $   26,887
          2006                                         16,979
          2007                                            485
                                                   ----------
                                                   $   44,351
                                                   ==========

Income Taxes:
-------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the reporting depreciation, allowance for doubtful accounts and certain accrued expenses. The deferred tax asset represents the future tax consequences of those differences, which will be deductible when the assets are recovered or settled.

Advertising:
------------

The Company expenses all advertising costs incurred. Advertising expense for the year ended December 31, 2004, was $22,302.

                                      F-9

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

NOTE B

ACCOUNTS RECEIVABLE
-------------------

The Company extends credit to customers located throughout the United States.
The Company does not require collateral for its accounts receivable. Account receivable are carried at fair value. The amount of accounting loss due to credit risk the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreement would be the balance of the accounts receivable, net of the allowance for doubtful accounts. The
Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable and historical collection information. The
Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management,

Accounts receivable as of December 31, 2004, consisted of the following:

                                                                   Amount
                                                             ------------------
     Trade accounts receivable - government agencies         $       5,254,382
     Trade accounts receivable - commercial                            192,900
                                                             ------------------

                                                             $       5,447,282
                                                             =================

     Trade accounts receivable - billed amounts              $       5,126,532
     Trade accounts receivable - unbilled amounts                      320,750
                                                             ------------------
                                                                     5,447,282
     Less allowance for doubtful accounts                            (105,000)
                                                             ------------------
                                                             $       5,342,282
                                                             =================

NOTE C

MARKETABLE SECURITIES
---------------------

Investment in marketable securities consists of equity securities and are classified by management as available-for-sale. The securities are recorded at fair market value as of December 31, 2004, with any change in value recorded as other comprehensive income (loss).

NOTE D

LINE OF CREDIT
--------------

The Company has a line of credit with a financial institution for a maximum of
$4,500,000, bearing interest of the prime rate plus 1% per annum. The agreement renewal date is April 30, 2006. The Company is required to make monthly interest payments. The line of credit is secured by all assets of the Company and personally guaranteed by the shareholders of the Company. The Company's outstanding balance as of December 31, 2004, was $2,828,011. The agreement requires the Company to meet certain financial and non-financial covenants. At
December 31, 2004, the company was in compliance with these loan covenants.

                                      F-10

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE E

NOTES PAYABLE
-------------

The Company obtained a note payable of $372,929 from a financial institution for their workers' compensation insurance premium. The note bears interest at 4.75%
per annum and is payable in monthly principal and interest installments of
$38,110. The Company also obtained a note payable of $84,382 from the same financial institution for the loss deposit related to the workers' compensation policy. The note bears interest at 4.75% per annum and is payable in monthly principal and interest installments of $8,623. The notes expire in August 2005.
At December 31, 2004, the balance outstanding under these notes was $365,849.

NOTE F

LONG-TERM DEBT
--------------



                                                                                                Amount
                                                                                           -----------------

Long-term debt consists of the following as of December 31, 2004:

Bank - note payable; secured by a vehicle; interest at 6% per annum; payable in
     monthly installments of $1,524; maturing in April 2005.                                 $      5,094

Bank - note payable; secured by a vehicle and personally guaranteed by shareholders; interest at 6.375% per annum; payable in monthly principal
     and interest installments of $607; maturing in November 2009.                                 30,596

Bank - note payable; secured by a vehicle; interest at 0% per annum; payable in
     monthly installments of $1,071; maturing in December 2009.                                    64,812

Bank - note payable; secured by a equipment; interest at 10.2% per annum;
     payable in monthly installments of $984; maturing in August 2009.                             56,085

Bank - note payable; personally guaranteed by the shareholders and secured by real property owned by the shareholders; interest at 5% per annum; payable
     in monthly installments of $7,653; maturing in January 2007.                                 116,474
                                                                                             ------------
        Total                                                                                     273,061

        Less current portion                                                                     (123,488)
                                                                                             ------------

        Non-current portion of long-term debt                                                $    149,573
                                                                                             ============


                                      F-11

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE F

LONG-TERM DEBT (CONTINUED)
--------------------------

Aggregate maturities of long-term debt for the years ending December 31, are as follows:

          2005                                          $ 123,488
          2006                                             58,691
          2007                                             30,875
          2008                                             31,287
          2009                                             28,720
                                                        ---------
                                                        $ 273,061
                                                        =========

NOTE G

INCOME TAXES
------------

The provision for income taxes consists of the following as of December 31,
2004:

     Current tax expense                                $        140,796
     LESS: tax credits utilized                                  (48,453)
                                                        ----------------

                                                                  92,343

     Deferred tax-expense                                        163,247
                                                        ----------------

             Net income tax expense                     $        255,590
                                                        ================

The major portion of tax credits relate to prior years. The company was able to utilize the credits due to retroactive changes in the tax laws.

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability at December 31, 2004, are presented below:

    Current
    -------
        Deferred tax asset:
          Allowance for doubtful accounts                $        27,941
          Accrued expense                                         43,512
                                                         ---------------
                                                                  71,453
                                                         ===============

                                      F-12

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
NOTE G

INCOME TAXES (CONTINUED)
------------------------

Non-current
-----------
     Deferred tax asset (liability):
        Accumulated depreciation                                  $   (30,185)
        Accumulated amortization                                        9,662
        Capital loss carryforward                                       3,326
        Tax credit carryforwards                                       58,836
                                                                  -----------
                                                                       41,639
                                                                  -----------
               Total deferred tax assets                          $   113,092
                                                                  ===========

Federal tax credit carryforwards begin to expire in 2023.

NOTE H

RELATED PARTY TRANSACTIONS
--------------------------

Accounts receivable - Stockholders:
-----------------------------------

The Company made advances to stockholders, which are non-interest-bearing and are generally due within one year, These advances are unsecured. At December 31,
2004, the amount due from the stockholders for these advances was $5,792.

Operating expenses - Rent:
--------------------------

The Company rents office space from an entity with common ownership. The lease expires on June 30, 2009. Rent expense to this related party totaled $74,200 for the year ended December 31, 2004.

NOTE I

COMMITMENTS AND CONTINGENCIES
-----------------------------

Lease Commitments:
------------------

The company leases office space under operating lease agreements. Future minimum lease payments under the operating lease for the years ending December 31, are as follows:

          2005                                              $   72,600
          2006                                                  72,600
          2007                                                  72,600
          2008                                                  72,600
          2009                                                  72,600
                                                            ----------
                                                            $  363,000
                                                            ==========

Total rent expense for the year ended December 31, 2004, was $88,494.

                                      F-13

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE I

COMMITMENTS AND CONTINGENCIES (CONTINUED)
-----------------------------------------

Self-Insurance Program - Healthcare:
------------------------------------

The Company maintains a self-insurance program for its employees' health care coverage. The Company is liable for claims up to approximately $103,000 per month for the policy period beginning April 1, 2004 through March 31, 2005. The
Company has re-insurance coverage for any losses in excess of these amounts.
Self-insurance costs are accrued based on claims reported by employees as of the balance sheet date as well as an estimated liability for claims incurred but not reported by employees to the program administrator as of December 31, 2004. The following is a summary of the Company's liability for healthcare claims for the self-insurance portion of the coverage from April 1 through December 31, 2004:

Claims Paid                                                   $370,642
Accrued Claims                                                 131,938
                                                              --------
Total Paid and Accrued Claims                                 $502,580
                                                              ========

The financial statements do not include an accrual for $424,922 which is the potential exposure. As of March 31, 2005 when the policy period ends, any amount remaining as the potential exposure of the self-insurance liability expires.

For the year ended December 31, 2004, total premiums paid for re-insurance totaled $268,976

Captive Relationship for Self-Insurance Program - Workers' Compensation
-----------------------------------------------------------------------

The Company maintains a self-insurance program for its workers' compensation coverage. The Company is a participant in a group "captive" program, specific to the staffing industry, for workers compensation coverage. Program premiums are paid based on traditional underwriting practices coupled with usual and customary brokerage and administrative fees while the insurance risk is spread among all participants of the group. The coverage for this group "captive"
program is for losses up to $400,000. The Company has re-insurance coverage for any losses in excess of $400,000 per occurrence.

Annual premiums paid into the group "captive" program are used to set up a loss fund for each participant in the group and is used to pay claims during the policy year and three years thereafter. The policy period ends each year on
September 30. In the third year after the policy end date, after determining the amount of final claims to be paid or reserved, the remaining balance will be refunded to the Company. As of December 31, 2004, the loss fund balance for the policy period ended September 30, 2004 was $276,180. Due to lack of claims history, the Company did not estimate any amount to be refunded. Total workers'
compensation expense was $534,302 for the year ended December 31, 2004.

Litigations and Claims:
-----------------------

The Company has legal proceedings arising from the normal course of business.
The Company is involved in lawsuits brought against it from former employees relating to workers compensation claim for occurred injuries and resulting disability. In aggregate the estimated losses reserved for at December 31, 2004 is $155,823, which was included in accrued expenses.

                                      F-14

                           RS STAFFING SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE J

EMPLOYEE BENEFIT PLAN
---------------------

The Company maintains a 401 (k) retirement plan for its employees, under which they may defer a portion of their annual compensation, limited to a maximum annual amount as set periodically by the Internal Revenue Service. Employees are eligible to participate upon meeting certain length of service and minimum compensation requirements.

NOTE K

ECONOMIC DEPENDENCY
-------------------

Major Contracts:
----------------

The Company provides services under contracts. A major contract is one from which 10% or greater of annual revenues is derived. For the year ended December
31, 2004, the Company had two significant contracts that comprised approximately
25% of total revenues.

                                      F-15

RS STAFFING SERVICES, INC.
UNAUDITED HISTORICAL BALANCE SHEET AS OF 03/31/05

                                                                      3/31/2005
                                                                      ---------
                            ASSETS
                            ------
CURRENT ASSETS
--------------
           Cash                                                      $1,079,895
           Accounts receivable - trade, net                           4,862,276
           Accounts receivable - stockholders                            29,769
           Accounts receivable - related party                           13,173
           Prepaid expenses                                             362,152
           Deferred income taxes                                         74,509
                                                                     ----------
                Total current assets                                  6,421,774
                                                                     ----------
PROPERTY & EQUIPMENT, AT COST
-----------------------------
           Computer equipment                                           199,776
           Furniture & fixtures                                          25,396
           Leasehold improvements                                        44,625
           Machinery & equipment                                         69,836
           Vehicles                                                     189,677
                                                                     ----------
                                                                        529,310
           Accumulated depreciation                                    (164,220)
                                                                     ----------
                                                                        365,090
                                                                     ----------
OTHER ASSETS
------------
           Marketable securities                                         22,599
           Deferred income taxes, net of current portion                 16,908
           Intangible asset, net of accumulated amortization             37,629
                                                                     ----------
                                                                         77,136
                                                                     ----------
           TOTAL ASSETS                                              $6,864,000
                                                                     ==========

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------

CURRENT LIABILITIES
-------------------
           Accounts payable                                            $199,786
           Accrued expenses                                           1,461,268
           Payroll taxes payable                                        275,064
           Income taxes payable                                         125,613
           Line of credit                                             2,611,990
           Notes payable                                                268,067
           Current portion of long-term debt                             61,333
                                                                     ----------
                Total current liabilities                             5,003,121
                                                                     ----------
LONG TERM LIABILITIES
---------------------
           LTD, net of current portion                                  187,406
                                                                     ----------
STOCKHOLDERS' EQUITY
--------------------
           Common stock, no par value, 500 shares authorized,
             issued, and outstanding                                        500
           Accumulated other comprehensive income                         1,479
           Retained earnings                                          1,671,494
                                                                     ----------
           TOTAL STOCKHOLDERS' EQUITY                                 1,673,473
                                                                     ----------
           TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                  $6,864,000
                                                                     ==========
                                      F-16

RS STAFFING SERVICES, INC.
UNAUDITED HISTORICAL QUARTERLY INCOME STATEMENTS



                                                                 FOR THE THREE MONTHS ENDED

                                                                3/31/2005          3/31/2004
                                                              -------------------------------

Net sales                                                      $9,929,564         $8,509,324
---------

Cost of sales                                                   8,454,574          7,170,592
-------------                                                 -------------------------------

             Gross profit                                       1,474,990          1,338,732

Selling, general and administrative expenses                    1,048,710          1,108,706
--------------------------------------------                  -------------------------------

             Income from operations                               426,280            230,026
                                                              -------------------------------
Other income (expense)
----------------------
             Interest expense                                     (46,026)           (37,034)
             Gain (Loss) on sale of property and equipment            (86)                 -
             Other income                                           2,725              3,150
                                                              -------------------------------
                      Total other income (expense)                (43,387)           (33,884)
                                                              -------------------------------
             Income before income taxes                           382,893            196,142

             Income tax expense                                   147,287             56,881
                                                              -------------------------------
             Net income                                          $235,606           $139,261
                                                              ===============================

                                      F-17

RS STAFFING SERVICES, INC.
UNAUDITED HISTORICAL QUARTERLY CASH FLOWS



                  Increase (Decrease) In Cash                                          FOR THE THREE MONTHS ENDED

                                                                                 3/31/2005                   3/31/2004
                                                                                ----------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
         NET INCOME                                                               $235,606                    $139,261
                                                                                ----------------------------------------
         Adjustments to reconcile net income to net cash provided by operating activites:
              Depreciation and amortization                                         35,833                      29,800
              Deferred taxes                                                        21,675                     113,760
              Gain (Loss) on disposal of property and equipment                        (86)                          -
              Gain (Loss) on sale of marketable securities                              90                          90
              Changes in assets and liabilities:
                  Accounts receivable - trade                                      480,006                     (10,328)
                  Accounts receivable - stockholders                               (23,977)                       (577)
                  Accounts receivable - related party                               (5,129)                    (12,616)
                  Accounts receivable - other                                            -                     (74,989)
                  Prepaid expenses                                                  76,904                     102,249
                  Accounts payable                                                (126,654)                    266,854
                  Accrued expenses                                                 116,691                    (426,548)
                  Payroll taxes payable                                            (13,877)                    163,136
                  Income taxes payable                                             100,597                    (104,627)
                                                                                ----------------------------------------
                                     TOTAL ADJUSTMENTS                             662,073                      46,204
                                                                                ----------------------------------------
                                 NET CASH PROVIDED BY OPERATING ACTIVITIES         897,679                     185,465
                                                                                ----------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
         Bank of America Certificate of deposit                                          -                    (100,189)
         Acquisition of property and equipment                                     (57,866)                    (84,016)
         Proceeds from sale of property and equipment                               40,000                      42,876
                                                                                ----------------------------------------
                  NET CASH USED BY INVESTING ACTIVITIES                            (17,866)                   (141,329)
                                                                                ----------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
         Net proceeds (payments) of line of credit                                (216,021)                    398,272
         Proceeds from long-term debt                                                    -                     335,676
         Principal payments on long-term debt                                      (78,461)                   (113,195)
         Payments on notes payable                                                 (97,782)                     40,348
                                                                                ----------------------------------------
                                  NET CASH PROVIDED BY FINANCING ACTIVITES        (392,264)                    661,101
                                                                                ----------------------------------------

                                    NET INCREASE IN CASH                           487,549                     705,237

                  Cash, beginning of the period                                    592,346                     (15,916)
                                                                                ----------------------------------------
                  Cash, end of the period                                       $1,079,895                    $689,321
                                                                                ========================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------

                  Cash paid during the period for interest                         $46,026                     $37,034
                  Cash paid during the period for taxes                            $13,572                          $0

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
------------------------------------------------------
The Company purchased a vehicle valued at $54,138 during the quarter ended
3/31/05 by financing the purchase with installment loans.


                                      F-18

                           RS STAFFING SERVICES, INC.
                    NOTES TO HISTORICAL FINANCIAL STATEMENTS
                                 MARCH 31, 2005

NOTE A
SUBSEQUENT EVENTS

On June 4, 2005, TeamStaff, Inc. completed the acquisition of 100% of the outstanding common stock of RS Staffing, a private company located in Monroe,
Georgia, specializing in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General
Services Administration ("GSA") and Veteran's Affairs ("VA"). The acquisition was in part financed through a $7 million revolving credit facility obtained through PNC Bank. The terms of the acquisition provided for a purchase price consisting of (i) $1,750,000 of TeamStaff Common Stock, (ii) a secured note of
TeamStaff in the principal amount of $3,000,000 (iii) cash in the amount of
$3,250,000 and (iv) a potential earn-out payment. The earn-out payment is based upon the following calculation: for every $1.00 of EBITDA for the earn-out period over $1.8 million, the Sellers shall be entitled to $4.00 up to a maximum of $2 million.

NOTE B
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:
---------------------

RS Staffing Services, Inc. (the Company) was incorporated in 1997. The Company is a contractor engaged in providing professional, administrative, and industrial support personnel to various government agencies and a commercial company at various locations throughout the United States.

Revenue Recognition:
--------------------

Revenues are generated as services are provided under fixed labor rates as specified in contracts with customers. Related costs are recognized as incurred.

Use of Estimates:
-----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Estimates are used for, but not limited to, the accounting for doubtful accounts, depreciation, taxes, insurance, and contingencies. Actual results could differ from those estimates.

Cash in Excess of FDIC Limits:
------------------------------

The Company maintains cash balances at a financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per
institution. From time to time, the Company's cash balance exceeds such limits.
The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risks on cash.

Property and Equipment:
-----------------------

Property and equipment is carried at cost. Expenditures for maintenance and repairs are expenses currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance

                                      F-19

for depreciation, are eliminated from the accounts and any resulting gain or loss is included in operations.

Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

         Computer Equipment                 3 years
         Furniture and Fixtures             7 years
         Leasehold Improvements             Life of the lease
         Machinery and Equipment            3 years

Intangible Asset:
-----------------

In accordance with Accounting for the Costs of Computer Software Developed or
Obtained for Internal Use (SOP 98-1), web site development costs were capitalized as an intangible asset. The web site development costs capitalized totaled $0 for the period ended March 31, 2005. The capitalized costs are being amortized over a three-year period and the related amortization expense for the three months ended March 31, 2005 and March 31, 2004 were $6,722 and $6,238 respectively.

Future amortization for the years ended March 31, are:

        2006                                         $     10,950
        2007                                               10,950
        2008                                               10,950
        2009                                                4,779
                                                     ------------
                                                     $     37,629
                                                     ============

Income Taxes:
-------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the reporting depreciation, allowance for doubtful accounts and certain accrued expenses. The deferred tax asset represents the future tax consequences of those differences, which will be deductible when the assets are recovered or settled.

NOTE C
ACCOUNTS RECEIVABLE

The Company extends credit to customers located throughout the United States.
The Company does not require collateral for its accounts receivable. Accounts receivable are carried at fair value. The amount of accounting loss due to credit risk the Company would incur if the parties to the accounts receivable failed to perform according to the terms of the agreement would be the balance of the accounts receivable, net of the allowance for doubtful accounts. The
Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable and historical collection information. The
Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to not be collectable by management.

                                      F-20

Accounts receivable as of March 31, 2005, consisted of the following:

Trade accounts receivable - government agencies                  $  4,710,406
Trade accounts receivable - commercial                                256,870
                                                                 -------------
                                                                 $  4,967,276
                                                                 =============

Trade accounts receivable - billed amounts                       $  4,022,055
Trade accounts receivable - unbilled amounts                          945,221
                                                                 -------------
                                                                    4,967,276
Less allowance for doubtful accounts                                 (105,000)
                                                                 -------------
                                                                 $  4,862,276
                                                                 =============

NOTE D
MARKETABLE SECURITIES

Investment in marketable securities consists of equity securities and is classified by management as available-for-sale. The securities are recorded at fair market value as of March 31, 2005, with any change in value recorded as other comprehensive income (loss).

NOTE E
LINE OF CREDIT

The Company has a line of credit with a financial institution for a maximum of
$4,500,000, bearing interest at the prime plus 1% per annum. The agreement renewal date is April 30, 2006. The Company is required to make monthly interest payments. The line of credit is secured by all assets of the Company and personally guaranteed by the shareholders of the Company. The Company's outstanding balance as of March 31, 2005 was $2,611,990. The agreement requires the Company to meet certain financial and non-financial covenants. At March 31,
2005, the company was in compliance with these loan covenants. Subsequent to
March 31, 2005 the line of credit was paid in full in connection with the sale described in Note A.

NOTE F
NOTES PAYABLE

The Company obtained notes payable aggregating $457,311 from a financial institution for their workers' compensation, professional medical services, and general liability insurance premiums. The notes bear interest at 4.75% per annum and are payable in monthly principal and interest installments aggregating
$46,733. The notes expire in August 2005. At March 31, 2005, the balance outstanding under these notes was $268,067.

NOTE G
LONG TERM DEBT

Bank - note payable; secured by equipment; interest at 10.2% per annum; payable in monthly installments of $984; maturing in August
2009.                                                                    $54,117

                                 F-21

Bank - note payable; secured by a vehicle and personally guaranteed by the shareholders; interest at 6.375% per annum; payable in monthly
installments of $607; maturing in November 2009.                          29,259

Bank - note payable; secured by a vehicle; interest at 0% per annum;
payable in monthly installments of $1,071; maturing in December 2009.     61,699

Bank - note payable; secured by a vehicle; interest at 5% per annum;
payable in monthly installments of $1,059; maturing in March 2010.        54,138

Bank - note payable; personally guaranteed by the shareholders and secured by real property owned by the shareholders; interest at 5% per annum; payable in monthly installments if $7,653; maturing in January
2007.                                                                     49,526
                                                                        --------
Total                                                                   $248,739

Less current portion                                                    (61,333)
                                                                        --------
Non-current portion of long-term debt                                   $187,406
                                                                        ========

Aggregate maturities of long-term debt for the years ending March 31, are as follows:

2006                                                                    $ 61,333
2007                                                                      63,195
2008                                                                      41,872
2009                                                                      41,872
2010                                                                      40,467
                                                                        --------
                                                                        $248,739
                                                                        ========

The shareholders of RS Staffing Services, Inc. purchased the three vehicles and assumed the related notes described above from TeamStaff, Inc. at closing.

NOTE H
INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability at March 31,2005, are presented below:

                                      F-22

Current
               Deferred tax asset:
                           Allowance for doubtful accounts             $ 27,941
                           Accrued expense                               46,568
                                                                       --------
                                                                       $ 74,509
                                                                       --------
Non-current
               Deferred tax asset (liability):
                           Accumulated depreciation                    $(52,228)
                           Accumulated amortization                      11,451
                           Capital loss carry-forward                     3,326
                           Tax credit carry-forward                      54,359
                                                                       --------
                                                                       $ 16,908
                                                                       --------
                           Total deferred tax assets                   $ 91,417
                                                                       ========

Federal tax credit carry-forwards begin to expire in 2023.

NOTE I
RELATED PARTY TRANSACTIONS

Accounts Receivable - Stockholders
----------------------------------

The Company made unsecured advances to stockholders, which are non-interest bearing and are generally due within one year. At March 31, 2005, the amount due from the stockholders for these advances was $29,769.

Operating expenses - Rent:
--------------------------

The Company rents office space from an entity with common ownership. The prior lease was extended and now expires on December 31, 2009. Rent expense to this related party totaled $24,600 and $26,544 for the three months ended March 31,
2005 and March 31, 2004 respectively.

NOTE J
COMMITMENTS AND CONTINGENCIES

Lease Commitments:
------------------

The Company leases office space under operating lease agreements. Future minimum lease payments under the operating lease for the years ending March 31 are as follows:

2006                                                                  $ 72,600
2007                                                                    72,600
2008                                                                    72,600
2009                                                                    72,600
2010                                                                    54,450
                                                                      --------
                                                                      $344,850
                                                                      ========

Self-Insurance Program - Healthcare:
------------------------------------

The Company maintains a self-insurance program for its employees' health care coverage. The Company is liable for claims up to approximately $103,000 per month for the policy period beginning April 1, 2004 through March 31, 2005. The
Company has reinsurance coverage for

                                      F-23

any losses in excess of these amounts. Self-insurance costs are accrued based on claims reported by employees as of the balance sheet date as well as an estimated liability for claims incurred but not yet reported by employees to the program administrator. As of March 31, 2005, the Company has accrued employee healthcare costs of approximately $45,000. Management believes this accrual accurately reflects its liability under the plan.

Health Insurance - Not Self-Insured:
------------------------------------

During 2004, The Company began offering a new health insurance option to its employees that is not self-insured by the Company. A majority of the Company's employees had switched their health insurance policy and the self-insurance health plan is being phased out. Effective August 1, 2004, the Company began offering an additional benefit to its contract employees, a healthcare reimbursement account (HRA) through a third party administrator (TPA), Axis
Administrators, Inc. The existing health plan was converted to a fully funded plan on April 1, 2005 and is not being phased out.

Captive Relationship for Self-Insurance Program - Workers' Compensation:
------------------------------------------------------------------------

The Company maintains a self-insurance program for its workers' compensation coverage. The Company is a participant in a group "captive" program, specific to the staffing industry, for workers' compensation coverage. Program premiums are paid based in traditional underwriting practices coupled with usual and customary brokerage and administrative fees while the insurance risk is spread among all participants in the group. The coverage for this group "captive"
program is for losses up to $400,000. The Company has reinsurance coverage for any losses in excess of $400,000 per occurrence.

Annual premiums paid into the group "captive" program are used to set up a loss fund for each participant in the group and is used to pay claims during the policy year and three years thereafter. The policy period ends each year on
September 30. In the third year after each policy end date, after determining the amount of final claims to be paid or reversed, the remaining balance will be refunded to the Company. The loss fund balance for the policy period ended March
31, 2005 was $311,564. Due to lack of claims history, the Company did not accrue any potential refund under its workers' compensation policy. TeamStaff, Inc will pay any amounts received as a refund by the Company subsequent to the acquisition date to the former shareholders of the Company as additional purchase price consideration in connection with the sale described in Note A.

Litigation and Claims:
----------------------

The Company has legal proceedings arising form the normal course of business.
The Company is involved in lawsuits brought against it from former employees relating to discrimination and workers' compensation claims. In aggregate, the estimated loss reserved for at March 31, 2005 is approximately $100,000 that is included in accrued expenses.

NOTE K
EMPLOYEE BENEFIT PLAN

The Company maintains a 401(k) retirement plan for its employees, under which they may defer a portion of their annual compensation, limited to a maximum annual amount as set periodically by the Internal Revenue Service. Employees are eligible to participate upon meeting certain length of service and minimum compensation requirements.

NOTE L
ECONOMIC DEPENDENCY

Major Customer:
---------------

                                      F-24

A major customer is defined as a customer from which the Company derives at least 10% of its sales. The accounts receivable balance as of March 31, 2005 and
March 31, 2004 includes approximately $1,690,581 and $1,608,468 respectively from three customers.

                                      F-25

                       TEAMSTAFF AND RS STAFFING PROFORMAS

INTRODUCTION:
-------------

On June 4, 2005, TeamStaff, Inc. completed the acquisition of 100% of the outstanding common stock of RS Staffing, a private company located in Monroe,
Georgia, specializing in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General
Services Administration ("GSA") and Veteran's Affairs ("VA"). The acquisition was in part financed through a $7 million revolving credit facility obtained through PNC Bank. The terms of the acquisition provided for a purchase price consisting of (i) $1,750,000 of TeamStaff Common Stock, (ii) a secured note of
TeamStaff in the principal amount of $3,000,000 (iii) cash in the amount of
$3,250,000 and (iv) a potential earnout payment. The credit facility was provided to (i) provide for the acquisition of RS Staffing, (ii) refinance the current senior loan facility, and (iii) provide ongoing working capital. The facility has a three year life, contains term and line of credit borrowing options, and is subjec The earnout payment is based upon the following calculation: for every $1.00 of EBITDA for the earnout period over $1.8 million, the Sellers shall be entitled to $4.00 up to a maximum of $2 million. For example, if EBITDA of the business is determined to be $2.3 million or higher, the earnout payment would be $2.0 million. If EBITDA of the business is determined to be $1.8 million or less, the earnout payment would be zero.

The attached proforma financial statements include a balance sheet as of March
31, 2005, an income statement for the six months ended March 31, 2005 and an income statement for the twelve months ended September 30, 2004.

NOTES:
------

The proforma adjustments are based on the assumption that going forward, the company will not pay the prior owners of RS Staffing incentives beyond their potential earnout payment. Additionally, certain payments made to family members for consulting, auto, and health insurance will no longer be made.

The proforma financials do not include add-backs for what management believes are non-recurring legal and settlement costs approximating $200,000 for the twelve months ended September 30, 2004 and $37,000 for the six months ended
March 31, 2005. In addition, the proformas do not include additional gross margin potential related to using TeamStaff RX and Nursing Innovations as RS
Staffing teaming partners.

                                      F-26



-------------------------------------------------------------------------------------------------------------------------
                                                                     HISTORICAL  HISTORICAL RS
PROFORMA BALANCE SHEET AS OF 03/31/2005                              TEAMSTAFF     STAFFING     PROFORMA      PROFORMA
(AMOUNTS ARE IN THOUSANDS)                                           3/31/2005     3/31/2005   ADJUSTMENTS  BALANCE SHEET
-------------------------------------------------------------------------------------------------------------------------

CURRENT ASSETS
CASH & EQUIVALENTS                                                    $  3,933      $  1,080    ($ 1,188)     $  3,825    note 1
RESTRICTED CASH                                                            -             -           -             -
A/R                                                                      4,843         4,862                     9,705
DEFERRED TAX ASSET                                                          90            75                       165
PREPAID W/C                                                              1,160           -           -           1,160
OTHER CURRENT ASSETS                                                     1,022           405          42         1,469    note 2
-------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                    11,048         6,422      (1,146)       16,324
-------------------------------------------------------------------------------------------------------------------------

EQUIPMENT & IMPROVEMENTS
FURNITURE & EQUIPMENT                                                    3,285           284        (190)        3,379
COMPUTER EQUIPMENT                                                         469            66         -             535
COMPUTER SOFTWARE                                                        1,134           134         -           1,268
LEASEHOLD IMPROVEMENTS                                                     241            45         -             286
-------------------------------------------------------------------------------------------------------------------------
TOTAL EQUIPMENTS & IMPROVEMENTS GROSS                                    5,129           529        (190)        5,468
LESS ACCUMULATED DEP & AM                                               (3,921)         (164)         45        (4,040)
-------------------------------------------------------------------------------------------------------------------------
EQUIPMENT & IMPROVEMENTS NET                                             1,208           365        (145)        1,428    note 3
-------------------------------------------------------------------------------------------------------------------------

DEFERRED TAX ASSET, NET OF CURRENT PORTION                              17,416            17         -          17,433
-------------------------------------------------------------------------------------------------------------------------

TRADENAME                                                                4,199           -           -           4,199
-------------------------------------------------------------------------------------------------------------------------

GOODWILL                                                                 3,390           -         6,526         9,916    note 4
-------------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
PREPAID W/C, NET OF CURRENT PORTION                                      3,150           -           -           3,150
OTHER ASSETS                                                               315            60          85           460    note 2
-------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                       3,465            60          85         3,610
-------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                          $ 40,726         6,864    $  5,320      $ 52,910
=========================================================================================================================
                                                                                                                   -
CURRENT LIABILITIES                                                                                                -
CURRENT PORTION OF LTD                                                $    184      $  2,941    $  3,888      $  7,013    note 5
ACCRUED WORKER'S COMPENSATION                                            1,626           -           -           1,626
ACCRUED PAYROLL                                                          1,498         1,315         -           2,813
ACCRUED PENSION LIABILITY                                                  484           -           -             484
ACCOUNTS PAYABLE                                                           951           200         -           1,151
ACCRUED EXPENSES & OTHER LIABILITIES                                       573           547                     1,120
-------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                5,316         5,003       3,888        14,207
-------------------------------------------------------------------------------------------------------------------------

SUBORDINATED NOTES PAYABLE                                                 -             -         1,500         1,500    note 6
CONTINGENT NOTES PAYABLE                                                   -             -           -             -
                                                                           -             -           -             -
LTD, NET OF CURRENT PORTION                                                241           188        (145)          284    note 7
ACCRUED PENSION LIABILITY                                                  634           -           -             634
OTHER LT LIABILITIES                                                       -                                       -
LIABILITIES FROM DISC OPS                                                  699           -           -             699
-------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                        6,890         5,191       5,243        17,324
-------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
PREFERRED STOCK                                                            -             -           -             -
COMMON STOCK ($0.001 PAR VALUE;40M SHARES AUTHORIZED, 18.1M ISSUED)         18                       -              18
APIC                                                                    66,915           -         1,750        68,665    note 8
RETAINED EARNINGS                                                      (32,850)        1,673      (1,673)      (32,850)   note 9
ACC COMPREHENSIVE LOSSES                                                  (223)          -           -            (223)
TREASURY STOCK                                                             (24)          -           -             (24)
-------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                              33,836         1,673          77        35,586
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                              $ 40,726      $  6,864    $  5,320      $ 52,910
=========================================================================================================================

NOTE 1 - CASH & EQUIVALENTS:
                                            Credit Facility                5,000
                                         Payment to Sellers               (3,250)
                                          RS line repayment               (2,612)
                                      Deferred loan charges                 (127)
                                           Related Expenses                 (199)
---------------------------------------------------------------------------------
                              Cash & Equivalents Adjustment               (1,188)
                                                                          ======

NOTE 2 - DEFERRED LOAN CHARGES (RE: NOTE 1)
                                            Current portion                   42
                                        Non-current portion                   85
                                                                          ------
                                Total deferred loan charges                  127
                                                                          ======

NOTE 3 - RS SHAREHOLDERS PURCHASE OF CARS & RELATED                         (145)
                     NOTE FROM TEAMSTAFF AT CLOSING

NOTE 4 - GOODWILL ADJUSTMENT:
                                             Purchase Price                8,000
                                        Net Assets Acquired               (1,673)
                                           Related Expenses                  199
---------------------------------------------------------------------------------
                                                      Total                6,526
                                                                           =====

NOTE 5 - CURRENT PORTION OF LONG TERM DEBT ANALYSIS:
                                      Line activation - PNC                5,000
                         Current portion of $3 million note                1,500
                                             Retire RS line               (2,612)
---------------------------------------------------------------------------------
                                                      Total                3,888
                                                                           =====

NOTE 6 - LONG TERM PORTION OF $3 MILLION NOTE                              1,500

NOTE 7 - RETIRE THE $145 BALANCE OF THE NOTE FOR CARS (RE: NOTE 2)          (145)

NOTE 8 - STOCK ISSUED RELATED TO ACQUISITION - 1,206,897 SHARES AT $1.45   1,750

NOTE 9 - ELIMINATE RS STAFFING RETAINED EARNINGS                          (1,673)

                                      F-27



--------------------------------------------------------------------------------------------------------------------------
                                                   HISTORICAL     HISTORICAL RS                                 ADJUSTED
                                                 TEAMSTAFF SIX     STAFFING SIX                               PROFORMA SIX
PROFORMA INCOME STATEMENT FOR THE SIX                MONTHS           MONTHS                                     MONTHS
MONTHS ENDED 03-31-05 (AMOUNTS ARE IN                ENDED            ENDED                       PROFORMA       ENDED
  THOUSANDS, EXCEPT PER SHARE DATA)                03/31/2005       03/31/2005    CONSOLIDATED   ADJUSTMENTS   03/31/2005
--------------------------------------------------------------------------------------------------------------------------

Revenues                                            $ 21,100        $ 23,050        $ 44,150                    $ 44,150
--------------------------------------------------------------------------------------------------------------------------
  TOTAL REVENUES                                      21,100          23,050          44,150           -          44,150

Cost Of Revenues                                      15,885          19,733          35,618                      35,618
--------------------------------------------------------------------------------------------------------------------------
  GROSS PROFIT                                         5,215           3,317           8,532           -           8,532

SG&A Exp., Total                                       6,563           2,905           9,468          (867)        8,601    note 10
Depreciation & Amort., Total                             332              72             404                         404
Other Operating Expense (Income)                         -               -               -                            -
--------------------------------------------------------------------------------------------------------------------------
  OTHER OPERATING EXP., TOTAL                          6,895           2,977           9,872          (867)        9,005

  OPERATING INCOME (LOSS)                             (1,680)            340          (1,340)          867          (473)

Interest Expense                                          32              41              73           199           272    note 11
Interest and Invest. Income                             (132)             (9)           (141)                       (141)
--------------------------------------------------------------------------------------------------------------------------
  Net Interest Exp                                      (100)             32             (68)          199           131
Other Non-Operating Exp., Total                          -               -               -                            -
--------------------------------------------------------------------------------------------------------------------------
  INCOME (LOSS) BEFORE TAXES                          (1,580)            308          (1,272)          668          (604)

Income Tax Expense                                      (601)            149            (452)          222          (230)   note 12
--------------------------------------------------------------------------------------------------------------------------
  INCOME (LOSS) FROM CONTINUING OPERATIONS             ($979)           $159           ($820)         $446         ($374)
==========================================================================================================================

Weighted Average Fully Diluted Shares Outstanding     17,567                          17,567                      18,774
EPS                                                 $  (0.06)                       $  (0.05)                    $ (0.02)

NOTE 10 - SG&A ADJUSTMENTS:                                       this period
                                                               -----------------
Owners' bonuses                                                            (821)
Fees paid to family members                                                 (46)
                                                               -----------------
Total                                                                      (867)
                                                               =================

NOTE 11 - INTEREST EXPENSE:
6 months interest expense on outstanding new credit facility                144
6 months interest expense on seller note                                     75
Deferred loan costs                                                          21
RS loan repaid                                                              (41)
                                                               -----------------
Interest Expense Adjustment                                                 199
                                                               =================

NOTE 12 - PROFORMA TAX RATE EQUALS TEAMSTAFF HISTORICAL
EFFECTIVE TAX RATE


                                      F-28



---------------------------------------------------------------------------------------------------------------------------
                                                       HISTORICAL     HISTORICAL RS                               ADJUSTED
                                                       TEAMSTAFF         STAFFING                                 PROFORMA
                                                         TWELVE           TWELVE                                   TWELVE
PROFORMA INCOME STATEMENT FOR THE TWELVE                 MONTHS           MONTHS                                   MONTHS
  MONTHS ENDED 09-30-04 (AMOUNTS ARE IN                  ENDED            ENDED                      PROFORMA      ENDED
    THOUSANDS, EXCEPT PER SHARE DATA)                  9/30/2004        9/30/2004     CONSOLIDATED  ADJUSTMENTS  09/30/2004
---------------------------------------------------------------------------------------------------------------------------

Revenues                                                $ 37,288        $ 37,048        $ 74,336                  $ 74,336

---------------------------------------------------------------------------------------------------------------------------
  TOTAL REVENUES                                          37,288          37,048          74,336         -          74,336

Cost Of Revenues                                          28,545          32,016          60,561                    60,561
---------------------------------------------------------------------------------------------------------------------------
  GROSS PROFIT                                             8,743           5,032          13,775         -          13,775

SG&A Exp., Total                                          11,371           3,555          14,926        (372)       14,554   note 13
Depreciation & Amort., Total                                 409             124             533                       533
Other Operating Expense (Income)                             -               -               -                         -
---------------------------------------------------------------------------------------------------------------------------
  OTHER OPERATING EXP., TOTAL                             11,780           3,679          15,459        (372)       15,087

  OPERATING INCOME (LOSS)                                 (3,037)          1,353          (1,684)        372        (1,312)

Interest Expense                                              81             145             226         335           561   note 14
Interest and Invest. Income                                 (271)            (20)           (291)                     (291)
---------------------------------------------------------------------------------------------------------------------------
  Net Interest Exp                                          (190)            125             (65)        335           270
Other Non-Operating Exp., Total                              -               -               -           -
---------------------------------------------------------------------------------------------------------------------------
  INCOME (LOSS) BEFORE TAXES                              (2,847)          1,228          (1,619)         38        (1,582)

Income Tax Expense                                        (1,083)            688            (395)       (207)         (602)  note 15
---------------------------------------------------------------------------------------------------------------------------
  INCOME (LOSS) FROM CONTINUING OPERATIONS               ($1,764)           $540         ($1,224)       $244         ($980)
===========================================================================================================================
Weighted Average Fully Diluted Shares Outstanding         15,714                          15,714                    16,921
EPS                                                     $  (0.11)                       $  (0.08)                  $ (0.06)

NOTE 13 - SG&A ADJUSTMENTS:                                          total
                                                               -----------------
Owners' bonuses                                                            (302)
Fees paid to family members                                                 (70)
                                                               -----------------
Total                                                                      (372)
                                                               =================

NOTE 14 - INTEREST EXPENSE:
Interest expense on outstanding credit facility                             288
Interest expense on seller note                                             150
Deferred loan costs                                                          42
RS loan repaid                                                             (145)
                                                               -----------------
Interest Expense Adjustment                                                 335
                                                               =================

NOTE 15 - PROFORMA TAX RATE EQUALS TEAMSTAFF HISTORICAL
EFFECTIVE TAX RATE


                                      F-29